United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2008

Monza Ventures Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51976	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1018 Huguang Road, Chang Chun, China, 130012

(Address of principal executive offices with zip code)

011-86-43185918321

(Registrant's telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

_______________________________________________________________________________________________________________________________________________

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously reported on May 7, 2008, Mr. Peng Jian Zhi and Mr. Yuan Wei have been appointed to the Board of Directors of the Company. The Board of Directors will consist of three directors, with each director elected to serve until his successor is duly elected and qualified or until the next annual meeting of the Company's stockholders.

Mr. Peng Jian Zhi has over 15 years of experience as an importer/exporter of retail goods in Asia. For the last five years, Mr. Zhi has been self employed and serves as a consultant to domestic PRC firms seeking advice on sourcing and procurement of goods.

Mr. Yuan Wei has over 7 years of experience with Internet start up companies in various capacities, from computer programmer to an executive management role. For the last five years, Mr. Wei has been a sole proprietor of an E-Commerce consulting company operated under his own name in China.

Neither Mr. Peng Jian Zhi nor Mr. Yuan Wei will receive any form of compensation for their services as the Company's director.

There are no family relationships between Mr. Peng Jian Zhi and Mr. Yuan Wei and any of the previous executive officers or directors of the Company. There have been no transactions during the Company's last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Peng Jian Zhi and Mr. Yuan Wei had, or will have, a direct or indirect material interest.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: Monza Ventures Inc.

Signed: /s/ Andrew Wong

Name: Andrew Wong

Title: President

Date: May 20, 2008